Exhibit 99.1

PMC Reports First Quarter 2012 Results

PMC’s new investor relations website: http://investor.pmcs.com

Q1 2012 earnings announcement call live on website at 1:30 p.m. PT

Conference call replay number 1 (888) 843-7419; passcode 32054963#

Replay available shortly after end of conference call through May 14, 2012

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 30, 2012--PMC® (Nasdaq:PMCS), the semiconductor innovator transforming storage, optical and mobile networks, today reported results for the first quarter ended April 1, 2012.

Net revenues in the first quarter of 2012 were $132.1 million, a decrease of 13% compared to $152.6 million in the fourth quarter of 2011, and 16% lower than net revenues of $157.4 million in the first quarter of 2011.

GAAP net loss in the first quarter of 2012 was $96.3 million, or $0.41 per share, including $85.4 million income tax provision related to an intercompany dividend made in preparation for funding our share repurchase program, of which $65.4 million had a corresponding offset recognized in equity from the utilization of stock-option-related loss carry-forwards. This compares to GAAP net income in the fourth quarter of 2011 of $28.4 million, or $0.12 per diluted share. Non-GAAP net income in the first quarter of 2012 was $14.0 million, or $0.06 per diluted share, compared to non-GAAP net income of $30.6 million, or $0.13 per diluted share, in the first quarter of 2011.

Non-GAAP net income in the first quarter of 2012 excludes the following items: (i) $6.6 million stock-based compensation expense; (ii) $1.4 million acquisition-related costs; (iii) $1.6 million termination costs; (iv) $0.4 million lease exit costs; (v) $11.3 million amortization of purchased intangible assets; (vi) $1.3 million foreign exchange loss on foreign tax liabilities; (vii) $0.9 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and (viii) $86.7 million provision for income taxes.

“Despite a challenging first quarter, we continued to execute well, making key product announcements and winning designs in all of our business segments,” said Greg Lang, president and chief executive officer of PMC. “We expect sequential improvement in our business in Q2 and a stronger second half of 2012.”

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedules included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

FIRST QUARTER AND RECENT HIGHLIGHTS

The Company announced the following in the first quarter of 2012:

  PMC’s board of directors authorized a new share repurchase program for up to $275 million of its common stock, reflecting the Company’s strong balance sheet and free-cash-flow generation, and emphasizing the board’s commitment to enhancing shareholder value. Added to the $40 million share repurchase program that the board authorized in the fourth quarter of 2011, the total authorization is $315 million. PMC expects to fund the repurchases through the use of available cash resources.
  Strengthening its relationships with leading server OEMs, PMC acquired Maxim Integrated Products, Inc.’s 12Gb/s SAS expander technology. Combined with PMC’s 12Gb/s SAS RAID-on-Chip (RoC) products, Maxim’s expander technology enables PMC to offer end-to-end 12Gb/s SAS solutions tailored for server platforms. Continued support for Maxim’s industry-leading server expander firmware will preserve OEM investment during the transition from 6Gb/s SAS to 12Gb/s SAS.
  Adaptec by PMC™ demonstrated a server configuration at CeBIT that doubles storage performance and bandwidth featuring a RAID controller card prototype based on the industry’s only PCI Express® (PCIe®) 3.0 capable 24-port RoC from PMC, installed in a system based on the new Intel® Xeon® processor E5-2600 product family, and 22 Seagate Pulsar® enterprise solid state drives.
  PMC announced that its 6Gb/s SAS RoC controllers are shipping on new HP ProLiant Generation 8 (Gen8) servers. PMC’s SRCv RoCs are the world’s first production released PCIe 3.0 capable storage controllers for the volume server market. The latest PCIe technology and 24 ports of 6Gb/s SAS connectivity enable HP Gen8 Servers to deliver seven times faster solid state storage performance and support twice the number of drives per RAID. Continuing its history of being first to market with production solutions, PMC has again demonstrated technology leadership in storage controllers.
  Building on its FTTH leadership, PMC announced availability of the industry’s first end-to-end symmetric 10G-EPON fiber access SoC solution with performance and feature integration that enables carriers to connect up to 10 times more subscribers per Optical Distribution Network and lower power consumption by more than 50 percent.
  PMC marked another major fiber access milestone, with more than 20 million ONU SoCs deployed in EPON, GPON and 10G-EPON Optical Network Units worldwide.

First Quarter 2012 Conference Call

Management will review the first quarter 2012 results and share its outlook for the second quarter of 2012 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on April 30, 2012. The conference call webcast will be accessible under the Financial News and Events section of PMC’s website at: http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (888) 771-4371 (US Toll Free) or 1 (847) 585-4405 (International) with passcode 32054963, approximately 10 minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1 (888) 843-7419 using the access code 32054963#. A replay of the webcast will be available for 10 business days.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor innovator transforming networks that connect, move and store digital content. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2012. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMCS and Adaptec by PMC are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	April 1,	December 31,	March 27,
	2012	2011	2011

Net revenues	$132,094	$152,553	$157,434
Cost of revenues	41,012	47,166	59,161
Gross profit	91,082	105,387	98,273

Research and development	59,071	56,517	54,499
Selling, general and administrative	28,971	27,045	32,209
Amortization of purchased intangible assets	11,287	11,099	11,021
(Loss) income from operations	(8,247)	10,726	544

Other (expense) income:
Gain on investment securities and other	39	286	170
Amortization of debt issue costs	(50)	(50)	(50)
Foreign exchange loss	(1,105)	(1,194)	(1,474)
Interest expense, net	(179)	(295)	(924)
(Loss) income before (provision for) recovery of income taxes	(9,542)	9,473	(1,734)
(Provision for) recovery of income taxes	(86,729)	18,892	(5,923)
Net (loss) income	$(96,271)	$28,365	$(7,657)

Net (loss) income per common share - basic	$(0.41)	$0.12	$(0.03)
Net (loss) income per common share - diluted	$(0.41)	$0.12	$(0.03)

Shares used in per share calculation - basic	232,142	231,199	234,058
Shares used in per share calculation - diluted	232,142	232,028	234,058

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets,
Other Income (Expense), (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	April 1,	December 31,	March 27,
	2012 (1)	2011 (2)	2011 (3)

GAAP cost of revenues	$41,012	$47,166	$59,161
Stock-based compensation	(224)	(242)	(223)
Acquisition-related costs	(2)	-	(9,064)
Non-GAAP cost of revenues	$40,786	$46,924	$49,874

GAAP gross profit	$91,082	$105,387	$98,273
Stock-based compensation	224	242	223
Acquisition-related costs	2	-	9,064
Non-GAAP gross profit	$91,308	$105,629	$107,560

Non-GAAP gross profit %	69%	69%	68%

GAAP research and development expense	$59,071	$56,517	$54,499
Stock-based compensation	(2,841)	(2,983)	(2,697)
Acquisition-related costs	(598)	175	(191)
Termination costs	(1,484)	-	-
Non-GAAP research and development expense	$54,148	$53,709	$51,611

GAAP selling, general and administrative expense	$28,971	$27,045	$32,209
Stock-based compensation	(3,516)	(3,500)	(3,395)
Acquisition-related costs	(761)	(810)	(1,159)
Termination costs	(133)	-	-
Lease exit (costs) recoveries	(442)	626	(3,392)
Non-GAAP selling, general and administrative expense	$24,119	$23,361	$24,263

GAAP amortization of purchased intangible assets	$11,287	$11,099	$11,021
Amortization of purchased intangible assets	(11,287)	(11,099)	(11,021)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-

GAAP other expense	$(1,295)	$(1,253)	$(2,278)
Foreign exchange loss on foreign tax liabilities	1,342	1,430	953
Accretion of debt discount related to senior convertible notes	925	906	853
Accretion of liability for contingent consideration	-	-	476
Interest expense related to short-term loan	-	-	258
Recovery of impairment on investment securities and other	-	(533)	-
Non-GAAP other income	$972	$550	$262

GAAP provision for (recovery of) income taxes	$86,729	$(18,892)	$5,923
(Provision for) recovery of income taxes	(86,718)	18,889	(4,541)
Non-GAAP provision for (recovery of) income taxes	$11	$(3)	$1,382

	Three Months Ended
	April 1,	December 31,	March 27,
	2012 (1)	2011 (2)	2011 (3)

GAAP operating expenses	$99,329	$94,661	$97,729
Stock-based compensation	(6,357)	(6,483)	(6,092)
Acquisition-related costs	(1,359)	(635)	(1,350)
Termination costs	(1,617)	-	-
Lease exit (costs) recoveries	(442)	626	(3,392)
Amortization of purchased intangible assets	(11,287)	(11,099)	(11,021)
Non-GAAP operating expenses	$78,267	$77,070	$75,874

GAAP operating (loss) income	$(8,247)	$10,726	$544
Stock-based compensation	6,581	6,725	6,315
Acquisition-related costs	1,361	635	10,414
Termination costs	1,617	-	-
Lease exit costs (recoveries)	442	(626)	3,392
Amortization of purchased intangible assets	11,287	11,099	11,021
Non-GAAP operating income	$13,041	$28,559	$31,686

Non-GAAP operating margin %	10%	19%	20%

GAAP net (loss) income	$(96,271)	$28,365	$(7,657)
Stock-based compensation	6,581	6,725	6,315
Acquisition-related costs	1,361	635	10,414
Termination costs	1,617	-	-
Lease exit costs (recoveries)	442	(626)	3,392
Amortization of purchased intangible assets	11,287	11,099	11,021
Foreign exchange loss on foreign tax liabilities	1,342	1,430	953
Accretion of debt discount related to senior convertible notes	925	906	853
Accretion of liability for contingent consideration	-	-	476
Interest expense related to short-term loan	-	-	258
Recovery of impairment on investment securities and other	-	(533)	-
Provision for (recovery of) income taxes	86,718	(18,889)	4,541
Non-GAAP net income	$14,002	$29,112	$30,566

Non-GAAP net income per share - basic	$0.06	$0.13	$0.13
Non-GAAP net income per share - diluted	$0.06	$0.13	$0.13

Shares used to calculate non-GAAP net income per share - basic	232,142	231,199	234,058
Shares used to calculate non-GAAP net income per share - diluted	234,198	232,028	237,556

(1) $6.6 million stock-based compensation expense; $1.4 million acquisition-related costs; $1.6 million termination costs; $0.4 million lease exit costs; $11.3 million amortization of purchased intangible assets; $1.3 million foreign exchange loss on foreign tax liabilities; $0.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $86.7 million provision for income taxes which includes $85.4 million income tax provision related to an intercompany dividend, $1.6 million income tax provision relating to intercompany transactions, $0.6 million arrears interest relating to unrecognized tax benefits, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $0.2 million net tax recovery relating to foreign exchange translation of a foreign subsidiary, and $0.2 million income tax recovery for adjustments relating to prior periods.

(2) $6.7 million stock-based compensation expense; $0.6 million acquisition-related costs; $0.6 million recovery of lease exit costs; $11.1 million amortization of purchased intangible assets; $1.4 million foreign exchange loss on foreign tax liabilities; $0.9 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $0.5 million recovery of impairment on investment securities and other; and $18.9 million recovery of income taxes which includes $10.2 million income tax recovery for adjustments relating to prior periods, $2.5 million reduction of stock option related loss carry-forwards recognized in equity, $1.8 million recovery of arrears interest relating to unrecognized tax benefits, $1 million income tax recovery related to foreign tax credits, $0.6 million net tax recovery relating to foreign exchange translation of a foreign subsidiary, $0.4 million income tax recovery relating to intercompany transactions, and $2.4 million deferred tax recovery related to non-deductible intangible asset amortization.

(3) $6.3 million stock-based compensation expense; $10.4 million acquisition-related costs; $3.4 million lease exit costs; $11.0 million amortization of purchased intangible assets; $1 million foreign exchange loss on foreign tax liabilities; $0.9 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $0.5 million accretion of liability for contingent consideration; $0.3 million interest expense related to short-term loan; and $4.5 million income tax provision which includes $2.2 million sheltered by the benefit of stock option related loss carry-forwards recognized in equity, $3.6 million income tax provision relating to intercompany transactions, $1.9 million net tax recovery relating to foreign exchange translation of a foreign subsidiary, and $0.6 million arrears interest relating to unrecognized tax benefits.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 1,	December 31,
	2012	2011
ASSETS:
Current assets:
Cash and cash equivalents	$182,004	$182,571
Short-term investments	109,061	104,391
Accounts receivable, net	62,826	59,213
Inventories, net	31,192	39,911
Prepaid expenses and other current assets	20,264	23,411
Income tax receivable	6,221	8,027
Deferred tax assets	32,829	30,725
Total current assets	444,397	448,249

Investment securities	216,036	226,619
Investments and other assets	2,187	2,431
Prepaid expenses	15,737	16,901
Property and equipment, net	27,888	25,364
Goodwill	521,543	520,899
Intangible assets, net	162,342	158,482
Deferred tax assets	598	494
	$1,390,728	$1,399,439

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
2.25% senior convertible notes due October 15, 2025, net	$66,047	$65,122
Accounts payable	21,699	38,340
Accrued liabilities	83,663	66,139
Liability for unrecognized tax benefit	48,186	46,394
Deferred income taxes	2,535	2,450
Deferred income	16,386	16,024
Total current liabilities	238,516	234,469

Long-term obligations	1,334	1,284
Deferred income taxes	41,651	40,663
Liability for unrecognized tax benefit	17,872	17,323

PMC special shares convertible into 1,019 (2011 - 1,029) shares of common stock	1,188	1,228

Stockholders' equity:
Common stock and additional paid in capital	1,673,917	1,594,667
Accumulated other comprehensive income (loss)	1,570	(1,146)
Accumulated deficit	(585,320)	(489,049)
Total stockholders' equity	1,090,167	1,104,472
	$1,390,728	$1,399,439

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	April 1,	March 27,
	2012	2011

Cash flows from operating activities:
Net loss	$(96,271)	$(7,657)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,919	24,828
Stock-based compensation	6,581	6,315
Unrealized foreign exchange loss, net	1,312	1,360
Net amortization of premiums/discounts and accrued interest of investments	1,462	1,159
Accrued interest on short-term loan	-	589
Gain on investment securities and other	(35)	(170)

Changes in operating assets and liabilities:
Accounts receivable	(3,613)	(10,822)
Inventories	8,719	4,649
Prepaid expenses and other current assets	1,106	(305)
Accounts payable and accrued liabilities	8,225	(13,435)
Deferred income taxes and income taxes payable	68,173	4,326
Accrued restructuring costs	-	(485)
Deferred income	362	(957)
Net cash provided by operating activities	11,940	9,395

Cash flows from investing activities:
Business acquisition	(15,900)	-
Purchases of property and equipment	(9,070)	(2,937)
Purchases of intangible assets	-	(1,194)
Disposals of investment securities	37,144	33,026
Purchases of investment securities	(31,891)	(31,779)
Net cash used in investing activities	(19,717)	(2,884)

Cash flows from financing activities:
Repayment of short-term loan	-	(180,991)
Proceeds from issuance of common stock	7,220	7,086
Net cash provided by (used in) financing activities	7,220	(173,905)

Effect of exchange rate changes on cash and cash equivalents	(10)	318
Net decrease in cash and cash equivalents	(567)	(167,076)
Cash and cash equivalents, beginning of period	182,571	293,355
Cash and cash equivalents, end of period	$182,004	$126,279

CONTACT:
PMC-Sierra, Inc.
Mike Zellner, 1-408-988-1204
Vice President & CFO
mike_zellner@pmc-sierra.com
or
Jennifer Gianola, 1-408-239-8630
Director, Investor Relations
jennifer_gianola@pmc-sierra.com
or
Kimberly Mason, 1-604-415-6239
Sr Communications Specialist
kim_mason@pmc-sierra.com